SUBSCRIPTION AND STOCKHOLDERS AGREEMENT


          AGREEMENT dated as of July 2, 1986 (the "Agreement") by and among SED HOLDING COMPANY, INC., a Delaware corporation ("Holding"), ZS SED L.P., a Delaware limited partnership ("ZS/SED"), ZS SOUTHERN L.P. a Delaware limited partnership ("ZS Southern"), and SED Associates, a Georgia general partnership (the "Diamond Partnership") (ZS/SED, ZS Southern and the Diamond partnership are herein sometimes referred to collectively as the "Subscribers").
          WHEREAS, SED Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Holding ("Newco"), and Holding have entered into an Asset Purchase Agreement dated as of June 27, 1986 (the "Purchase Agreement") with Southern Electronics Distributors, Inc., a Georgia corporation ("SED"), and the shareholders of SED, providing for the purchase by Newco of substantially all of the assets, properties, rights and business of SED; and
          WHEREAS, the authorized capital stock of Holding consists of 1,000,000 shares of Common Stock, par value $0.01 per share (the "Common Stock"), and 129,500 shares of 6% Cumulative Preferred Stock, par value $1.00 per share (the "Preferred Stock"); and
          WHEREAS, Holding intends to issue and sell to the Diamond Partnership 39,900 shares of Common Stock, to ZS/SED 30,100 shares of Common Stock and 70,707 shares of Preferred Stock and to ZS Southern 30,000 shares of Common Stock and 58,793 shares of Preferred Stock, upon the terms and conditions hereinafter set forth;
     NOW, THEREFORE, the parties hereto agree as follows:
         1.  Purchase of Shares.
             1.1. Issuance of Stock. At the Closing, Holding shall sell to:
                  (a) Each Subscriber, and each Subscriber shall purchase from Holding, that number of shares of Common Stock set forth opposite such Subscriber's name on Schedule I to this Agreement (the "Subscription Amount") at a purchase price of $21.05263 per share of Common Stock payable in cash except that ZS Southern shall purchase said shares of the Common Stock for consideration to include a promissory note in the principal amount of $105,263.00 bearing interest at the rate of 7-1/4% per annum made in favor of Holding;
                  (b) ZS/SED, and ZS/SED shall purchase from Holding, 70,707 shares of Preferred Stock for an aggregate purchase price of $1,092,559 payable in cash; and
                  (c) ZS Southern, and ZS Southern shall purchase from Holding, 58,793 shares of Preferred Stock for an aggregate purchase price of $907,441 payable in cash.
             1.2. Definition of "Shares". The shares of Common Stock to be acquired by the Subscribers pursuant to this Agreement are hereinafter sometimes referred to as the "Common Shares". The shares of Preferred Stock to be acquired by ZS/SED and ZS Southern pursuant to this Agreement are hereinafter sometimes referred to as the "Preferred Shares". The Common shares and the Preferred Shares are hereinafter sometimes collectively referred to as the "Shares".
         2. Closing; Time and Date. The issuance and delivery of the Common Shares to the Subscribers and the Preferred Shares to ZS/SED and ZS Southern and all other transactions contemplated hereby and by the Purchase Agreement shall take place at a closing (the "Closing") at the offices of Wender Murase & White, 400 Park Avenue, New York, New York, at 10:00 A.M. New York time, on June 30, 1986, or at such other place or such other time or date as Holding and the Subscribers may agree in writing. The time and date upon which the Closing occurs is herein called the "Closing Date".
         3. Representations and Warranties of Holding. Holding represents and warrants to the Subscribers that:
             3.1. Business of Holding; Newco. At the time of the Closing, Holding will own all of the issued and outstanding shares of stock of Newco. Neither Holding nor Newco will have any liabilities of any nature whatsoever at the time of the Closing, except for (i) the expenses which each has paid or incurred in connection with its incorporation, organization and financing, and for legal and audit services and any other miscellaneous expenses incident to its pre-operating period; (ii) the liabilities of Newco and Holding under the Purchase Agreement; and (iii) the liability of Holding to repay indebtedness evidenced by Notes issued to Drexel Burnham Lambert Incorporated (or an affiliate thereof) ("DBL"), and other certain investors selected by DBL. Neither Holding nor Newco owns as of the date hereof any real or tangible personal property and neither of them has entered into, or intends to enter into before or at the Closing, any material contract or agreement other than this Agreement and the agreements and instruments described above in this Section 3.1 or provided for in such agreements or instruments or contemplated thereby.
             3.2. Due Incorporation. Each of Holding and Newco is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and each of them has all requisite corporate power and authority to effectuate the transactions contemplated by this Agreement.
             3.3. Subscriptions, Options, Etc. Other than as provided in this Agreement, no subscription, warrant, option or other right to purchase or acquire any shares of any class of stock of Holding, any security convertible into or exchangeable for any such shares, is outstanding or will be outstanding on the Closing Date.
             3.4. Authority to Execute and Perform Agreement. Holding has full power.and authority to (i) enter into this Agreement, (ii) issue and deliver the Shares and (iii) incur and perform fully the obligations provided for herein, all of which have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered and is the valid and binding obligation of Holding enforceable in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally and by principles of equity regarding the availability of remedies. The execution and delivery of this Agreement and the performance by Holding of this Agreement in accordance with its terms and conditions will not: (x) require the approval or consent of any governmental or regulatory body or the approval or consent of any other person except for approvals or consents required pursuant to securities laws of any State within the United States or any jurisdiction outside of the United States; or
(y) conflict with or result in any breach or violation of any of the terms and conditions of, or constitute (or with notice or lapse of time or both constitute) a default under, any certificate of incorporation, by-law, statute, regulation, order, judgment or decree of or applicable to Holding, or any instrument, contract or other agreement to which Holding is a party or by or to which Holding is bound or subject.
             3.5. Authorized Capital Stock. The authorized capital stock of Holding at the time of Closing will consist of 1,000,000 shares of Common Stock, 100,000 of which will be issued at the Closing pursuant hereto, and 129,500 shares of Preferred Stock, 129,500 of which will be issued at the Closing pursuant hereto. The Common Stock and the Preferred Stock shall have the rights and preferences set forth in the Certificate of Incorporation of Holding (including the Certificate of Designation, Powers, Preferences and Rights of the Preferred Stock), a copy of which, together with the By-Laws of Holding, is attached as Exhibit A hereto.
             3.6. Valid Issuance. The Shares, when issued and delivered pursuant to this Agreement, will be validly issued, fully paid and non-assessable.
             3.7. Proceedings. There is no action, proceeding or investigation pending or, to the knowledge of Holding, threatened, nor is there any basis, to its knowledge, for any action, proceeding or investigation, against it or any of its properties or assets.
             3.8. Compliance with Laws. Holding and Newco are in compliance with all applicable laws, rules and regulations other than laws, rules or regulations the failure to comply with which cannot reasonably be expected to have consequences which would materially and adversely affect the business, operations or condition (financial or otherwise) of Holding and Newco, taken as a whole.
             3.9.  Confidential Memorandum, etc.  The Confidential
Memorandum was prepared, and each amendment or supplement to the Confidential Memorandum (as defined in Section 4.2.4), will be prepared, with reasonable care on the basis set forth therein. The Confidential Memorandum does not contain, and no amendment or supplement thereto will contain, any untrue statement of a material fact, and does not omit, and no amendment or supplement thereto will omit, to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading (it being understood that no representation or warranty is made concerning any financial projections contained therein except that such projections were reasonably based upon past financial performance and reasonable estimates and assumptions at the time made as to future performance). Subsequent to the date of the Confidential Memorandum, there has been no material adverse change in the financial conditions, business or operation of Holding or Newco.
         4.  Representations and Warranties of Subscribers.
Each Subscriber for itself represents and warrants to Holding that:
             4.1. Securities Act Restrictions. Such Subscriber will not sell, assign, transfer, pledge or otherwise dispose of any of the Shares acquired by such Subscriber hereunder unless and until the same are registered under the Securities Act of 1933, as amended (the "Securities Act"), or unless an exemption from such registration is available and until Holding shall have received a written opinion of counsel satisfactory to Holding that the disposition is in compliance with the requirements of the Securities Act and any applicable state securities laws.
             4.2.  Investor Status
                   4.2.1.  Such Subscriber is fully aware that the
Shares subscribed for hereunder have not been registered under the Securities Act, or under any applicable State securities laws. Such Subscriber further understands that the Shares being sold to him are being sold in reliance on the exemptions from the registration requirements of the Securities Act provided by Section 4(2) thereof, or Regulation D promulgated thereunder, and in reliance on exemptions from the registration requirements of certain State securities laws, on the grounds that the offering involved has been limited to a limited number of sophisticated potential investors, thirty-five or fewer of which do not qualify as accredited investors under the requirements of
Section 501(a) of Regulation D. If so indicated on Schedule I hereto such Subscriber is such an accredited investor under Section 501(a).
                   4.2.2. Such Subscriber is acquiring the Shares for his own account as principal and not with a view to resale or distribution in violation of applicable securities laws.
                   4.2.3. Such Subscriber is able to bear the economic risk of the investment in the Shares and has such knowledge and experience in financial and business matters, and knowledge of the business of Holding and Newco after giving effect to the transactions contemplated by the Purchase Agreement, as to be capable of evaluating the merits and risks of the prospective investment.
                 4.2.4.  Such Subscriber:
         (i) has been furnished, has carefully read, and has relied solely (except as indicated in subparagraph (ii) below) on the information contained in the Memorandum Relative to the Purchase of Southern Electronics Distributors,
                 Inc. dated June, 1986 (including all exhibits and all amendments or supplements thereto, if any) (the "Confidential Memorandum"); and
         (ii)    has been given the opportunity to ask
                 questions of, and receive answers from, officers of Holding concerning the terms and conditions of the offering and to obtain such additional information which Holding possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of the information contained in the Confidential Memorandum or information that was otherwise provided, and he has not been furnished any offering literature or prospectus other than the Confidential Memorandum.

                 4.2.5. Such Subscriber has received all information he has requested.
                 4.2.6. Such Subscriber recognizes that the purchase of the Shares involves substantial risks, including those set forth in the Confidential Memorandum. In deciding whether to purchase the Shares subscribed for herein, such Subscriber has weighed these risks against the potential return. Considering all relevant factors in his financial and personal circumstances, such Subscriber is able to bear the economic risk of the investment. Such Subscriber has adequate means of providing for his current needs and possible personal contingencies and has no need in the foreseeable future for liquidity of his investment in the Shares.
                   4.2.7. Such Subscriber has sought such accounting, legal and tax advice as he has considered necessary to an informed investment decision with respect to his investment in the Shares.
                   4.2.8. Such Subscriber is aware that no Federal or State agency has (i) made any finding or determination as to the fairness of any aspect of the investment in the Shares or (ii) passed on or endorsed the merits of the offering of the Shares as contemplated by the Confidential Memorandum or the accuracy or adequacy of the Confidential Memorandum.
                   4.2.9. Such Subscriber understands that transfer of the Shares is further restricted by the provisions of Section 5.3.
             4.3. Legend, Etc. Such Subscriber acknowledges and agrees that (i) the certificates representing the Shares will contain the legend referred to in Section 5.1, (ii) that, except as provided in Section 9, such Subscriber will have no right to require registration of the Shares and must bear the economic risks of such Subscriber's investment for an indefinite period of time, and (iii) that there is not now and there may never be any public market for the Shares and such Subscriber cannot now and may never be able to avail itself of the benefits of Rule 144 adopted by the Securities and Exchange Commissi on with respect to the resale of the Shares.
             4.4. Authority to Execute and Perform Agreement. Such Subscriber has the full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement and to perform fully his obligations hereunder. This Agreement has been duly executed and delivered and is the valid and binding obligation of such Subscriber enforce-able in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally and by principles of equity regarding the availability of remedies. The execution and delivery of this Agreement and the performance by such Subscriber of this Agreement in accordance with its terms and conditions will not: (i) require the approval or consent of any governmental or regulatory body or the approval of or consent of any other person; or (ii) conflict with or result in any breach or violation of any of the terms and conditions of, or constitute (or with notice or lapse of time or both constitute) a default under, any, statute, regulation, order, judgment or decree of or applicable to such Subscriber, or any instrument, contract or other agreement to which such Subscriber is a party or by or to which such Subscriber is bound or subject.
         5.  Transfer of Shares.
             5.1. Securities Act Legend. Each stock certificate evidencing the Shares, including any such stock certificate representing shares issued to subsequent transferees as permitted hereunder, shall (unless otherwise permitted by this Agreement) be stamped or otherwise imprinted with a legend in substantially the following form:
               "The securities represented hereby have not been registered under the Securities Act of 1933, as amended, or under the securities laws of any State; and may not be sold, assigned, transferred, pledged or otherwise disposed of except in compliance with the requirements of such Act or such laws and until the Corporation shall have received the written opinion of counsel to the Corporation to that effect."

             5.2. Securities Act Compliance. Each Subscriber and subsequent transferee of a Subscriber who is a holder of a stock certificate evidencing the Shares which bears the restrictive legend set forth in
Section 5.1 above (the "Restricted Shares"), and who proposes to transfer any Restricted Shares, shall give written notice to Holding of such Subscriber's intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed sale or other disposition in sufficient detail and may be accompanied by an opinion of counsel to the Subscriber. Promptly upon receipt of such notice, Holding shall present a copy thereof (together with any accompanying opinion of counsel to the Subscriber) to its counsel, and, subject to Section 5.3, the following provisions shall apply:
                   5.2.1.  If, in the opinion of counsel to such
Subscriber, satisfactory in form and substance to Holding and its counsel, or if such notice was not accompanied by an opinion of counsel to the Subscriber, then, if, in the opinion of counsel to Holding, the proposed sale or other disposition may be effected without registering the Restricted Shares involved under the Securities Act or under State securities laws, such Subscriber shall be entitled to transfer such Restricted Shares in accordance with the terms of the notice delivered to Holding. Holding will advise the Subscriber, within 10 business days after submission of such notice, whether such Subscriber is entitled to so transfer the Restricted Shares. If the Subscriber is entitled to so transfer, he shall submit the stock certificates or certificates evidencing the Restricted Shares to be transferred to Holding in proper form for transfer and accompanied by appropriate instruments of transfer. Restricted Shares thus transferred (and each of the stock certificates evidencing any untransferred balance of the Shares not so transferred) shall bear the restrictive legend set forth in Section 5.1, unless, in the opinion of both such counsel (or counsel to Holding if the Subscriber did not present an opinion of his counsel), such legend is not required by the applicable provisions of the Securit ies Act or State securities laws; and
                   5.2.2.  If in the opinion of either of such counsel
(or counsel to Holding if the Subscriber did not present an opinion of his counsel), the proposed sale of other disposition cannot be effected without registering the Shares involved under the Securities Act or State securities laws, such Subscriber shall not offer to sell, sell or otherwise dispose of such Restricted Shares unless and until such Restricted Shares have been registered under the Securities Act or State securities laws for such purpose.
             5.3. Restrictions on Transfer; Legend. No Subscriber shall transfer any Common Shares to any person unless such transfer is made: (i) to a Permissible Transferee in accordance with the terms and provisions of
Section 5.4; (ii) in accordance with the terms and provisions of Section 9; or
(iii) in accordance with the terms and provisions of Sections 6, 7 and 8. Any transferee of Common Shares who receives Common Shares pursuant to
Section 5.4, Section 6, Section 7 or Section 8 shall take and hold such Common Shares subject to this Agreement and to all the obligations and restrictions upon the transferor Subscriber, shall observe and comply with this Agreement and with such obligations and restrictions and shall, as a condition of transfer, execute and deliver to Holding an agreement in form and substance satisfactory to Holding pursuant to which such transferee agrees to be bound by all of the provisions hereof. Each certificate evidencing Common Shares shall bear a legend in substantially the following form:
              "The securities represented hereby are subject to restrictions on transfer contained in a Subscription and Stockholders Agreement dated as of July 2, 1986, a copy of which is on file at the principal office of the Corporation."

             5.4.  Permissible Transfers.  Notwithstanding any provision to the contrary contained in this Agreement:
                   5.4.1.  Any Subscriber (which term includes
Permissible Transferees) may transfer Restricted Shares to: (i) a spouse or any lineal ancestor or descendant; (ii) the trustee or trustees of a trust or trusts at any time established for the primary benefit of any one or more of the Subscribers, any limited or general partner of any of the Subscribers or the spouse or any lineal ancestor or descendant of such Subscriber or any limited or general partner of such Subscriber, provided that each and every trustee who may vote any Restricted Shares shall be such Subscriber or a person referred to in this Section 5.4.1 or a bank or trust company in its capacity as a trustee permitted hereunder; (iii) a partnership or partnerships, all of the general and limited partners of which are Subscribers, limited or general partners of the Subscribers and/or one or more of the persons referred to in this Section 5.4.1 (other than a bank or trust company in its capacity as a trustee permitted hereunder); or (iv) any other Subscriber; provided, that (x) any such trust or partnership shall have no terms inconsistent with the obligations of a Subscriber under this Agreement, and (y) as a condition of transfer, the Permissible Transferee executes and delivers to Holding an agreement in form and substance reasonably satisfactory to Holding pursuant to which such Permissible Transferee agrees to be bound by all of the provisions hereof. Any person receiving any Restricted Shares in a transaction pursuant to this Section 5.4.1 is herein referred to as a "Permissible Transferee" with respect to such transaction. If any Restricted Shares are transferred to a Permissible Transferee, such Permissible Transferee shall take and hold such Restricted Shares, and such Restricted Shares shall be, subject to this Agreement and to the rights, obligations and restrictions provided herein with respect to the original Subscriber of such Restricted Shares as of the date of this Agreement, as if such Permissible Transferee were such original Subscriber.
                   5.4.2. Any transfer of Restricted Shares otherwise permitted by this Section 5.4 shall not be made unless in compliance with all applicable laws, including, without limitation, the securities laws of the United States and the States thereof.
             5.5.  Failure to Comply.  No purported transfer of any
Restricted Shares in violation of this Agreement shall be of any force or effect, and no such transfer shall be made or recorded on the books of Holding.
             6.  Rights of First Refusal.
             6.1.  Right of First Refusal.  Except as provided in
Section 5.3 and until Holding shall have become a reporting company pursuant to Section 12 or Section 15 of the Securities Exchange Act of 1934, as amended (the "1934 Act") (hereinafter referred to as a "Reporting Company"), no Subscriber shall transfer, or accept an offer to transfer any Common Shares to
any person unless                                             :
                   6.1.1. The proposed transferor Subscriber shall have received a bona fide offer in writing from a third party (a "Bona Fide Offer"), which Bona Fide Offer shall provide for the purchase of the transferor Subscriber's Common Shares in exchange for cash or notes or a combination of both, and shall have first given written notice (the "Transfer Notice") to Holding and the non-selling Subscribers stating (i) such Subscriber's intention to transfer all or a portion of his Common Shares,
(ii) the number of Common Shares that such Subscriber proposes to transfer,
(iii) the name and address of the proposed transferee, and (iv) the offered purchase price per share of the Common Shares to be transferred, expressed solely as a dollar amount, and the manner of payment thereof. If the proposed transferor Subscriber fails to give the Transfer Notice with respect to any such proposed transfer of his Common Shares, then any such purported transfer shall be void and shall not be made or recorded on the books of Holding.
                   6.1.2. Subject to Section 6.1.4, upon the giving of a Transfer Notice, Holding shall have the irrevocable and exclusive option, but not the obligation, to purchase all or less than all of the Common Shares to be transferred. Such option shall be exercised by so notifying the proposed transferor Subscriber, with copies to all other Subscribers, within 30 days of the delivery of the Transfer Notice.
                   6.1.3. Subject to Section 6.1.4, in the event that Holding shall fail to give a notice provided for in Section 6.1.2 or Holding shall elect to purchase less than all of the Common Shares to be transferred, each non-selling Subscriber shall have the irrevocable and exclusive option, but not the obligation, to purchase the Common Shares to be transferred which Holding shall not have elected to purchase (the "Remaining Common Shares"). Such option shall be exercised by notifying the proposed transferor Subscriber as to such number of the Remaining Common Shares which the notifying Subscriber intends to purchase, with copies to all other Subscribers, within 60 days of the delivery of the Transfer Notice. If the non-selling Subscribers shall have elected to purchase a number of the Remaining Common Shares which, in the aggregate, exceeds the number of the Remaining Common Shares available, such Remaining Common Shares shall be allocated, pro rata, in the same proportion that the number of Common Shares owned by each such non-selling Subscriber bears to the total number of Common Shares owned by all such non-selling Subscribers on the date of delivery of the Transfer Notice; provided, however, that no non-selling Subscriber shall be required or entitled to purchase a number of the Remaining Common Shares greater than the number of the Remaining Common Shares which such non-selling Subscriber shall have elected to purchase pursuant to the notice required to be delivered under this Section 6.1.3. Failure by any non-selling Subscriber to deliver the notice required by this Section 6.1.3 shall be deemed an election not to purchase the Remaining Common Shares.
         6.1.4. In the event that the parties hereto fail to elect to purchase all of the Common Shares to be transferred by the proposed transferor Subscriber in accordance with Section 6.1.2 and Section 6.1.3, the elections, if any, made pursuant to said Sections shall be void and shall have no force and effect; whereupon, subject to Sections 7 and 8, the proposed transferor Subscriber may accept the Bona Fide Offer and effect the proposed transfer with respect to said Common Shares on the terms of such Bona Fide Offer within a period of 90 days following the delivery of the Transfer Notice (the "Third Party Closing Date"). If the proposed transfer is not completed on or before the Third Party Closing Date, then the Bona Fide Offer shall be deemed withdrawn and no transfer shall be effected except pursuant to a new Bona Fide Offer and other wise in accordance with this Section 6.
                   6.1.5. Unless the transferor Subscriber and the party or parties hereto exercising an option to purchase the Common Shares otherwise agree, if the Common Shares to be transferred are purchased by a party hereto pursuant to this Section 6, then such purchase or purchases shall be completed (the "Section 6 Closing") at the offices of Wender Murase & White at 400 Park Avenue, New York, New York 10022, at 10:00 A.M. local time on the date 90 days following the delivery of the Transfer Notice or at such other time as agreed in writing by all parties to the Agreement (the "Section 6 Closing Date").
                  6.2. First Refusal Price. Any Common Shares purchased by a party hereto pursuant to this Section 6 shall be purchased at a purchase price per share equal to the purchase price per share set forth in the proposed transferor Subscriber's Bona Fide Offer.
             6.3.  Payment, Delivery of Certificates, etc.
                   6.3.1.  If any party hereto purchases any Common
Shares pursuant to the provisions of this Section 6, at the Section 6 Closing such party shall pay the purchase price in the manner set forth in the Bona Fide Offer as disclosed in the Transfer Notice (if notes are provided for in the Bona Fide Offer then the notes shall be the notes of such party hereto).
                   6.3.2.  At the Section 6 Closing, the transferor
Subscriber shall deliver to the party hereto, duly endorsed for transfer with all required stock transfer tax stamps affixed thereto, certificates for all of the Common Shares being purchased by such party and sold at such closing and, in addition, such signature guarantees and other documents as may be reasonably requested in order to confirm the transferor Subscriber's title to such Common Shares and his authority to act in connection with the sale thereof.
             7.      Tag-Along.
             7.1.  Transfers Subject Hereto.  Except as provided in
Section 5.3 and until the date that Holding shall have become a Reporting Company, no Subscriber shall voluntarily transfer any Common Shares to any person unless such transfer is made in accordance with this Section 7.
             7.2. Right of Tag-Along. In the event that any Subscriber intends to transfer all or any portion of such Subscriber's Common Shares to any person not a party hereto pursuant to a Bona Fide Offer in accordance with
Section 6:
                    7.2.1. The proposed transferor Subscriber shall afford each of the other Subscribers (the "Other Subscribers") the opportunity to sell, in the same transaction contemplated by the Bona Fide Offer, at the same price and on the same terms, the same proportion of the number of Common Shares being sold pursuant to the Bona Fide Offer as the total number of Common Shares owned by each such Other Subscriber bears to the total number of outstanding shares of Common Stock on such date.
                   7.2.2. The Other Subscribers shall, within 60 days of the date of delivery of the Transfer Notice pursuant to Section 6, notify the proposed transferor Subscriber of their election to sell their Common Shares pursuant to Section 7.2.1. The failure by any of the Other Subscribers to deliver a notice pursuant to this Section 7.2.2 shall be deemed an election by such Other Subscriber not to sell the Common Shares owned by him.
         8.  Right of Approval.
             8.1.  Transfers Subject Hereto.  Except as provided in
Section 5.3, during the period commencing on the date of Closing and ending on the earlier of (i) the sixth anniversary thereof or (ii) the date that Holding shall have become a Reporting Company, the Diamond Partnership shall not voluntarily transfer any Common Shares to any person unless such transfer is made in accordance with this Section 8.
             8.2. Right of Approval. In the event that the Diamond Partnership intends to transfer all or any portion of such Subscriber's Common Shares to any person not a party hereto pursuant to a Bona Fide Offer in accordance with Section 6, such transfer shall be subject to the prior written consent and approval of Holding. The Diamond Partnership shall provide such information regarding the proposed purchaser, including, without limitation, such purchaser's financial status, as Holding may reasonably request. Holding shall deliver a notice of consent and approval or denial of consent and approval under this Section 8.2 to the Diamond Partnership within 70 days of the date of delivery of the Transfer Notice pursuant to Section 6. The failure by Holding to deliver a notice pursuant to this Section 8.2 shall be deemed to be a consent and approval by Holding to the proposed transfer of Common Shares with respect to which such notice is required. If Holding delivers a notice of denial of consent and approval pursuant to this
Section 8.2, any purported transfer in violation thereof shall be void and shall not be made or recorded on the books of Holding. For the purposes of this Section 8, the term "Diamond Partnership" shall be deemed to include Permissible Transferees of the party included in such term.

         9.  Registrations Under the Securities Act.
             9.1. Registration by Holding. In the event that at any time while Restricted Shares are outstanding, Holding proposes to file a Registration Statement under the Securities Act registering shares of its Common Stock of any class on a form other than Form S-4, Form S-8 or Form S-18 (or such other forms as the Securities Exchange Commission may hereafter promulgate for registration of securities in transactions for which Form S-4, Form S-8 or Form S-18 may be used as of the date hereof), it will give written notice to each holder of Common Shares at least 30 days prior to the date of filing of the proposed Registration Statement. Upon written request by any such holder within 15 days after receipt of such notice, Holding will include in the securities to be registered by such Registration Statement all of the Common Shares of Holding that such holder desires to sell, subject to the following:
              9.1.1.  Holding will pay the expense of such
registration, except that each holder of Common Shares whose securities are included in such registration shall pay all underwriting discounts and commissions applicable to his securities and all legal fees and expenses of his own counsel, if any; provided that if the expense of such registration is being borne by a person other than Holding, each holder of Common Shares whose securities are included in such registration shall pay his pro-rata share of the incremental expense of his securities being included in such registration.
                   9.1.2. Holding shall have received (i) an opinion of counsel to such holder or of counsel to Holding stating that, in connection with a public sale of the securities proposed to be sold or otherwise disposed of by the holder of Common Shares, registration under the Securities Act of such securities is required as a matter of law or (ii) an opinion of an underwriter of recognized national standing that, in order to effect the proposed sale or disposition of the holder's securities, registration is desirable even if not legally necessary.
                   9.1.3.  If such Registration Statement is for a
prospective underwritten offering, the Subscriber agrees to sell his securities, if Holding so requests, on the same basis as the other securities of the same class covered by such Registration Statement are being sold.
                   9.1.4. Holding may withdraw any such Registration Statement before it becomes effective or postpone the offering of securities contemplated by such Registration Statement without any obligation to the holder of any Restricted Shares. If such Registration Statement is for a prospective underwritten offering by Holding for its own account and in the reasonable opinion of the prospective underwriters or Holding the inclusion in the Registration Statement of part or all of the securities requested by the holder or holders of Common Shares would be detrimental to the proposed offering, Holding may (i) reduce the amount of securities to be included from all holders who requested to be included (in making such reduction, each holder requesting inclusion shall have Common Shares owned by him included in the Registration Statement in the same proportion that his total holdings at the time of Common Shares bears to the total holdings of Common Shares of all other holders requesting inclusion; provided, however, that such holder shall not be required or entitled to have included in the Registration Statement a number of Common Shares greater than the number of Common Shares which such holder requested to be included pursuant to Section 9.1) or (ii) refuse to include the securities held by all such holders.
             9.2.  Amendments.  In connection with any Registration
Statement filed pursuant to Section 9.1, Holding shall file any post-effective amendment or amendments to the Registration Statement which may be required under the Securities Act during the period reasonably required to effect the distribution contemplated thereby, provided that Holding shall not be required to file any post-effective amendment to any Registration Statement described in Section 9.1 more than 90 days after the effective date of the Registration Statement.
             9.3. Notification of Certain Events. During the period for which Holding is required to file and keep effective a Registration Statement pursuant to this Agreement, Holding shall furnish each selling security holder with the number of copies of the Registration Statement (including exhibits) and Prospectuses that he reasonably requests for the purposes contemplated by the Securities Act. Holding shall notify each selling security holder selling securities covered by such Registration Statement during the period such Registration Statement is required to remain effective, or at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the Registration Statement or the Prospectus contained in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of circumstances then existing. Each selling security holder agrees, upon receipt of such notice, forthwith to cease making offers and sales of such securities pursuant to such Registration Statement or deliveries of the Prospectus contained therein for any purpose and to return to Holding the copies of such Prospectus not theretofore delivered by such selling security holder. Subject to Section 9.2, at the request of such selling security holder, Holding shall prepare and furnish to such selling security holder a reasonable number of copies of any supplement to or amendment of such Prospectus that may be necessary so that, as thereafter delivered to the purchaser of such shares, such Prospectus shall not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the state-ments therein not misleading in the light of circumstances then existing. Holding shall promptly notify all selling security holders of any stop order or similar proceeding initiated by state or federal regulatory bodies and, subject to Section 9.2, use its best efforts to take all necessary steps expeditiously to remove such stop order or similar proceeding.
             9.4. Provision of Information. As a condition to Holding's obligation under Section 9.1 and Section 9.2 to cause the Registration Statement or an amendment to be filed or shares to be included in the Registration Statement, the holders of any Common Shares that are to be included in such Registration Statement shall provide such information and execute such documents (including any customary agreement or undertaking relating to expenses, indemnification or other matters contemplated by this Agreement), as may reasonably be required by Holding in connection with such registration.
              9.5. Reports. After the first Registration Statement under the Securities Act for any securities of Holding shall have become effective, Holding will use its best efforts to file in timely fashion all reports required to be filed by it pursuant to the 1934 Act and, upon the request of any Subscriber, to furnish such Subscriber such information as may be necessary to enable him to effect sales of his securities pursuant to Rule 144 of the Securities and Exchange Commission, as such rule may from time to time be amended or supplemented.
             9.6. New Certificates. As expeditiously as possible after the effectiveness of any Registration Statement provided for in this
Section 9, Holding will deliver in exchange for any certificate evidencing Common Shares so registered, new stock certificates not bearing the legends set forth in Section 5.1 and Section 5.3 of this Agreement. In the event that any of such securities remain unsold when such Registration Statement ceases to be effective, the stock certificates not bearing such legends evidencing such unsold securities shall be delivered to Holding in exchange for stock certificates bearing such legends.
             9.7. State Securities Laws. In connection with the offering of any securities registered pursuant to this Section 9, Holding shall use its best efforts to qualify or register the securities to be sold under the securities or "Blue Sky" laws of such jurisdictions as may be reasonably requested by the holder of any securities so registered; provided, however, that Holding shall not be obligated to qualify as a foreign corporation to do business under the laws of any such jurisdiction in which it is not then qualified or to file any general consent to service of process. The expense of such qualification or registration shall be borne by the party or parties bearing the expenses of the related registration under the Securities Act.
             9.8. Earnings Statement. Holding will, at its first quarterly reporting date at which it can do so, make generally available to its security holders an earnings statement covering a period of at least twelve months beginning after the effective date of each Registration Statement including any Common Shares.
             9.9. Indemnification. In connection with any registration of securities pursuant to this Agreement, to the extent permitted by law, Holding shall indemnify the offering security holders and the offering security holders shall indemnify Holding in the manner provided in this
Section 9.9.
             9.9.1. Holding shall indemnify and hold harmless each offering security holder, each officer, and each director, if any, of such offering security holder, each underwriter, if any, for the sale or distribution of such offering security holder's shares, and each person, if any, who controls such offering security holder or underwriter within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which such offering security holder, officer, director, underwriter or controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and, subject to Section 9.9.3 of this Agreement, Holding shall reimburse each offering security holder, officer, director, underwriter or controlling person for any legal or other expenses reasonably incurred by such offering security holder, officer, director, underwriter or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that Holding shall not be required to indemnify and hold harmless or reimburse an offering security holder, officer, director, underwriter or controlling person, as the case may be, to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in any document made in reliance upon and in conformity with written information furnished to Holding by or on behalf of such offering security holder, officer, director, underwriter or controlling person for use in the preparation of such documents.
                   9.9.2. Each offering security holder shall indemnify and hold harmless Holding, each of its directors and officers, each person, if any, who controls Holding within the meaning of the Securities Act, and each other offering security holder against all losses, claims, damages or liabilities to which Holding or any such director or officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in any Registration Statement, Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case, to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information furnished to Holding by and on behalf of such offering security holder for use in the preparation thereof; and subject to Section 9.9.3, such offering security holder shall reimburse Holding for any legal or other expenses reasonably incurred by Holding or any such director or officer or controlling person in connection with investigating or defending against any such loss, claim, damage, liability or action.
                   9.9.3. Promptly after receipt by an indemnified party under Section 9.9.1 or Section 9.9.2, of notice of the commencement of any action, the indemnified party shall notify the indemnifying party. The failure to so notify the indemnifying party shall relieve the indemnifying party from any liability hereunder with respect to the action if such failure prevents the indemnifying party from contesting such action; provided, however, that any such failure shall not relieve the indemnifying party from any other liability which it may have to any other party. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party shall be entitled to assume and control the defense of the action at its expense and if the indemnifying party gives notice to such indemnified party of its election to assume and control the defense, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense or investiga-tion of the action.
                    9.9.4.  If for any reason the indemnification
provided for in Sections 9.9.1 and 9.9.2 is unavailable to an indemnified party as contemplated by said Sections, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations.
                    9.10.  Standby.
                    9.10.1. Each of the Subscribers and Holding agree that, with respect to any Registration Statement under the Securities Act that Holding may file (other than on Form S-8), neither such Subscriber nor Holding will sell any securities of Holding (whether or not such securities are Restricted Shares, and however acquired) other than securities, if any, of such Subscriber or Holding included in such Registration Statement, for a period of at least 10 days before, and until 90 days after, the date such Registration Statement is declared effective, provided that such Subscriber shall be so limited only if notice of the effective date of such Registration Statement has been given to such Subscriber.
                    9.10.2. Holding agrees that any registration rights that it may grant with respect to its securities subsequent to the date of this Agreement will provide that upon receipt of a request from a holder or holders of Common Shares pursuant to Section 9.1 of this Agreement, Holding shall not be obligated to file a Registration Statement under the Securities Act at the request of any holder or holders of subsequently issued securities of Holding until at least 90 days after the date on which the Registration Statement filed pursuant to Section 9.1 of this Agreement becomes effective.
             9.11. Mergers, etc. Holding agrees that, as a condition to any merger, consolidation or the sale of all or substantially all of its assets in exchange for securities of another company, it will use its reasonable efforts in light of the circumstances then existing to require the surviving, consolidated or purchasing corporation to enter into an agreement to register the securities of such surviving, consolidated or purchasing corporation, to be received by the Subscribers, on substantially the same terms and provisions as are provided in this Agreement.
             9.12. Assignment. The registration rights contained in this Agreement shall be transferable by a Subscriber or transferee of a Subscriber to any person who acquired Common Shares from such Subscriber or transferee (including any pledgee but excluding any person who acquires such shares in a transaction with respect to which a Registration Statement under the Securities Act is effective at the time or in a sale complying with Regulation A or Rule 144 of the Securities and Exchange Commission), provided that (a) the transfer of the Common Shares was not in violation of this Agreement and (b) such person agrees to be bound by the terms and provisions of this Agreement.
         10.  Other Agreements.
              10.1.  Corporate Governance.  The Board of Directors of
Holding (the "Board") shall consist of not less than three (3) directors, the total of which shall at all times be an odd number (the "Directors"). The Subscribers each agree that (i) so long as ZS/SED and ZS Southern together continue to own shares of Common Stock in the aggregate representing at least 10 percent of the voting power of the capital stock of Holding, such number of Directors as shall be the minimum necessary to constitute a majority of all Directors shall be designees of ZS/SED and ZS Southern, (ii) so long as the Diamond Partnership continues to own shares of Common Stock representing at least 10 percent of the voting power of the capital stock of Holding, the Directors other than the designees of ZS/SED and ZS Southern shall be designees of the Diamond Partnership, (iii) the Subscribers will vote all shares of capital stock of Holding held by them in favor of the designees of ZS/SED and ZS Southern and the Diamond Partnership which each shall be entitled to designate pursuant to the preceding clauses (i) and (ii), and
(iv) any executive committee of such Board will be constituted to give ZS/SED and ZS Southern and the Diamond Partnership representation thereon at least proportionate to their representation on the Board; provided, however, that the agreement embodied in this Section 10 shall only be effective for a term of 10 years commencing on the Closing Date. For the purposes of this
Section 10, the terms "ZS/SED", "ZS Southern", and "Diamond Partnership" shall be deemed to include Permissible Transferees of the parties included in such terms.
               10.2. Employee Equity Incentive. Notwithstanding anything to the contrary contained in this Agreement, the parties hereto acknowledge and agree that as soon as practicable after the Closing Date, Holding will establish an equity investment arrangement pursuant to which certain employees of Holding and Newco designated by Gerald Diamond shall be entitled to purchase from Holding shares of Holding's Common Stock not to exceed 5% of the sum of the aggregate number of shares of Holding's Common Stock issued to the Subscribers on the Closing Date (the "Employee Common Stock"), and that in connection therewith ZS Southern shall enter into an agreement with Holding on or before the Closing Date pursuant to which Holding shall be entitled to purchase from ZS Southern shares of Holding's Common Stock in an amount not to exceed 5% of the sum of the aggregate number of shares of Holding's Common Stock issued to the Subscribers on the Closing Date, such purchases to be effected without compliance with any of the restrictions on transfer contained in this Agreement. Gerald Diamond and Jean Diamond shall not be eligible to receive Employee Common Stock.
              10.3. Protection Against Dilution. Until Holding shall have become a Reporting Company, Holding shall not, without the consent of the holders of 85 percent of the outstanding shares of the Common Stock and the Preferred Stock (considered as one class), issue any shares of its capital stock other than (i) in a transaction pursuant to which Holding offers to each holder of capital stock of Holding the right to participate proportionately according to their Pro Rata Share (as hereinafter defined) as of the date of such proposed issuance and on the same terms and conditions, (ii) at any time in connection with the issuance of any capital stock of Holding under a Registration Statement as provided for in Section 9, or (iii) at any time pursuant to Section 10.2. Any right granted pursuant to clause (i) of the preceding sentence shall be exercisable by written notice to Holding given within 30 days after receipt by each holder of Common Stock of written notice of such proposed issuance. If a holder of capital stock of Holding shall fail to respond to Holding within the 30-day notice period, such failure shall be deemed to be a rejection of his right to participate in the purchase of the securities to be issued. "Pro Rata Share" shall mean the ratio of the number of shares of capital stock of Holding held by each holder thereof to the number of shares of all classes of stock of Holding (considered as one class).
         11.  Books, Records and Reports.
              11.1. Holding shall cause to be kept on an appropriate basis, and each stockholder of Holding shall have access to, appropriate books, records and accounts. The books and records of Holding shall each be audited as of the end of each calendar year by a firm of independent public accountants of national standing selected by Holding.
              11.2. Within 100 days of the end of each fiscal year, Holding shall mail to each of its stockholders a report setting forth an audited balance sheet as at the end of such fiscal year and audited statements of income and source and use of funds for such fiscal year of Holding, and any other information Holding deems necessary or desirable. Holding will furnish quarterly financial statements to its stockholders as requested.
              11.3. Holding also will furnish to each of its stockholders such other non-confidential information as such stockholder may from time to time reasonably request.
         12.  Conditions of Closing.
              12.1. Conditions of Holding. The obligation of Holding to issue and sell the Common Shares to the Subscribers and the Preferred Shares to ZS/SED and ZS Southern pursuant to this Agreement is subject to the fulfillment as of the Closing of the following conditions precedent:
                     12.1.1. At the Closing, the representations and warranties of the Subscribers contained in Section 4 shall be true and correct with the same effect as if such representations and warranties had been made at and as of that time, and Holding shall have received a certificate to that effect, dated the Closing Date, and signed by each of the Subscribers.
                     12.1.2. Simultaneously with the Closing, the transactions contemplated by the Purchase Agreement shall have been consummated.
                     12.2. Subscribers' Conditions. The obligation of the Subscribers to purchase the Common Shares and ZS/SED and ZS Southern to purchase the Preferred Shares pursuant to this Agreement is subject to the fulfillment as of the Closing of the following conditions precedent:
                     12.2.1. At the Closing, the representations and warranties of Holding contained in Section 3 shall be true and correct with the same effect as though such representations and warranties had been made at and as of that time, and each Subscriber shall have received a certificate to that effect, dated the Closing Date, and signed by an officer of Holding.
                     12.2.2. Simultaneously with the Closing, the transactions contemplated by the Purchase Agreement shall have been consummated.
         13. Expenses. Each party shall bear its own expenses in connection with this Agreement and the transactions contemplated herein.
         14. Notices. All notices, requests, demands and other communications hereunder to a party hereto shall be in writing and shall be deemed to have been duly given when delivered by hand or sent by telegram or telex (which shall be confirmed in writing) to such party at his address set forth below, or such person or address as such party may specify by similar notice to the other parties hereto:
         (a)  If to the Diamond Partnership:
              c/o SED Acquisition Corp.
              4916 North Royal Atlanta Drive
              Tucker, Georgia 30084

              Attention: Gerald Diamond

               with a copy to

              Powell, Goldstein, Frazer & Murphy
              Sixteenth Floor
              191 Peachtree Street, N.E.
              Atlanta, Georgia  30303

              Attention:  G. William Speer, Esq.


         (b)  If to Holding, ZS/SED or ZS Southern:

              c/o Zaleski, Sherwood & Co., Inc.
              1270 Avenue of the Americas
              Rockefeller Center, Suite 1400
              New York, New York 10020

              Attention:   Michel Zaleski


              with a copy to:

              Wender Murase & White
              400 Park Avenue
              New York, New York 10022

              Attention: Samuel M. Feder


         15. Entire Agreement. This Agreement sets forth the final and entire agreement between the parties hereto with respect to its subject matter, and may not be changed or terminated except by an agreement in writing.
        16. Gender and Person. Words used herein, regardless of the number or gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context shall require.
         17.  Governing Law; Jurisdiction.  This Agreement (other than
Section 8 and Section 10.1) shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such State. Section 8 and Section 10.1 hereof shall be governed by and construed in accordance with the laws of the State of Delaware.
         18. Sections. All references in this Agreement to Sections shall be deemed to be references to sections or subsections of this Agreement unless otherwise specifically stated.
         19. Counterparts. This Agreement may be executed in counterparts, and such counterparts shall constitute one and the same agreement.
         20. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the legal representative, successors and permissible assigns of the parties hereto, whether so expressed or not, except as specifically otherwise provided. In addition, whether or not any express assignment shall have been made, the provisions of this Agreement shall also be binding upon, for the benefit of, and enforceable by any subsequent holder of any of the Common Stock other than a holder who acquired his shares (i) in a transaction for which a Registration Statement under the Securities Act was effective at the time or in a sale complying with Regulation A or Rule 144 of the Securities and Exchange Commission or (ii) in contravention of the provisions hereof.
         21. Headings; Severability. Headings in this Agreement are inserted for convenience of reference only and shall not affect the interpretation hereof. Each and every provision of this Agreement shall be treated as separate and distinct and, in the event of any provision hereof being declared invalid, such invalid provision shall be deemed to be severable and all other provisions hereof shall remain in full force and effect.
     IN WITNESS WHEREOF, the several parties hereto have executed this Agreement as of the day and year first above written.


                             SED HOLDING COMPANY, INC.


                             By:
                                Name:
                                Title:




                             ZS SED L.P.


                             By:
                                Name:
                                Title:




                             ZS SOUTHERN L.P.


                             By:
                                Name:
                                Title:




                             SED ASSOCIATES


                             By:
                                Gerald Diamond, individually and as
                                Attorney-in-Fact for:

                                Bernard J. Dubler
                                Jack Dubler
                                Michael H. Dubler
                                Larry Sarner
                                Susan D. Sarner
                                James W. Buckler, Jr.

                                  SCHEDULE I



Name and address                Section 4.2         Subscription        Common
of Subscriber                   Investor Status     Amount              Shares

ZS SED L.P.                     unaccredited         $633,684           30,100
c/o Zaleski, Sherwood Co., Inc.
1270 Avenue of the Americas
Rockefeller Center, Suite 1400
New York, New York  10020

ZS Southern L.P.                unaccredited         $631,579           30,000
c/o Zaleski, Sherwood Co., Inc.
1270 Avenue of the Americas
Rockefeller Center, Suite 1400
New York, New York 10020

SED Associates                  unaccredited         $840,000           39,900
c/o SED Acquisition Corp.
4916 North Royal Atlanta Drive
Tucker, Georgia  30084